SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

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                         The Growth Fund of Spain, Inc.
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                (Name of Registrant as Specified in Its Charter)

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          (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

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                                 IMPORTANT NEWS

                                                       THE GROWTH FUND OF SPAIN

                                                              November 24, 1997
Dear Shareholder of The Growth Fund Of Spain:

You should have received a notice for The Growth Fund of Spain's (GSP) special shareholder meeting. The meeting's purpose is to elect two new nominees to the Fund's Board of Directors, to approve auditors of the Fund and to approve new management agreements.

PLEASE VOTE NOW BY SIGNING THE ENCLOSED WHITE PROXY CARD AND MAILING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. EVEN IF YOU HAVE ALREADY VOTED, PLEASE VOTE AGAIN. BE ASSURED THAT YOUR VOTE WILL NOT BE DOUBLE COUNTED. ONLY THE MOST RECENT DATED PROXY CARD IS COUNTED.

Recently you were sent proxy material from Bankgesellschaft Berlin AG (Bankgesellschaft), a German Bank, which is seeking to elect its own nominees as directors. YOUR BOARD OF DIRECTORS URGES YOU TO REJECT BANKGESELLSCHAFT'S NOMINEES AND TO VOTE FOR THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

BANKGESELLSCHAFT FAVORS CHANGES TO THE FUND, WHICH THEY ACKNOWLEDGE MAY NOT BE EFFECTIVE AND COULD REDUCE THE VALUE OF THE FUND'S INVESTMENTS.

-- Bankgesellschaft indicates that its nominees favor such short-sighted actions as "converting the fund to a closed-end interval fund, or an open-end fund."
-- Even in Bankgesellschaft's own proxy material they state, "if the Fund were to convert to an open-end fund or closed-end interval fund, the Fund would need to increase its cash position by selling portfolio securities. Such a restructuring of its portfolio could reduce the prices to be received for securities the Fund sold, thus reducing the Fund's Net Asset Value."

BANKGESELLSCHAFT BOUGHT GSP IN 1997 WITH AN INTENTION TO SEEK A RESTRUCTURING TO REALIZE SHORT-TERM GAINS -- A PLAN THAT SACRIFICES GSP'S OBJECTIVE OF LONG-TERM CAPITAL APPRECIATION.

-- GSP's average annual total return on an NAV basis as of October 31, 1997 was 28.47% for one year, 18.49% for three years and 19.42% for five years.
-- "It (GSP) has been a well run fund having outperformed the Spanish market over each of the last five years," states a Merrill Lynch analyst report dated November 19, 1997.

HELP STOP THIS ATTEMPT TO TAKE OVER GSP FOR SHORT-TERM GAINS BY
BANKGESELLSCHAFT. PLEASE VOTE ON THE ENCLOSED WHITE PROXY CARD.

-- If you have voted the blue proxy card and would like to change your vote, please vote now by signing, dating and returning the enclosed White Proxy Card in the enclosed postage paid envelope.
--       Vote the enclosed White Proxy Card today if you have not yet voted.
-- Your vote will not be double counted. Only your last dated proxy card is counted.

If you have any questions, call our proxy solicitor, Shareholder Communications Corporation at (800) 221-5724, ext. 421.

The Board of Directors

IF YOU RECEIVED A BLUE PROXY CARD, DO NOT VOTE IT.

INSTEAD, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD.


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